POWER OF ATTORNEY

FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144 IN RESPECT OF SECURITIES OF
TWO HARBORS INVESTMENT CORP.

The undersigned hereby constitutes and appoints Rebecca B. Sandberg and
Mychal S. Brenden, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituti on for her in her name and stead in any and all capacities, to sign and file for and on her behalf, in respect of any ownership, acquisition, disposition or other change in ownership of any securities of Two Harbors Investment Corp. (the "Company"), the following:

(i) any Form ID to be filed with the Securities and Exchange Commission (the
"SEC");

(ii) any Initial Statement of Beneficial Ownership of Securities on Form 3 to
be filed with the SEC;

(iii) any Statement of Changes of Beneficial Ownership of Securities on Form
4 to be filed with the SEC;

(iv) any Annual Statement of Beneficial Ownership of Securities on Form 5
to be filed with the SEC;

(v) any Notice of Proposed Sale of Securities on Form 144 to be filed with the
SEC; and

(vi) any and all agreements, certificates, receipts, or other documents in connection therewith.

The undersigned hereby gives full power and authority to the attorneys-in-fact to seek and obtain as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to  the undersigned and approves and ratifies any such release of information.

The undersigned hereby grants unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorneys-in-fact and agents or substitute may do or cause to be done by virtue hereof.

The undersigned acknowledges that:

(i) neither the Company nor such attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirement of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(ii) this Power of  Attorney  does  not  relieve  the  undersigned  from responsibility  for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 ofthe Exchange Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney.

Date: 11/6/2015              /s/ Lisa A. Pollina